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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We consent to the inclusion in this Pre-Effective Amendment No. 3 to the registration statement on Form N-2 (Securities Act File No. 333-57125 and Investment Company Act File No. 811-8827) of our report dated February 1, 1999, on our audit of the statement of assets and liabilities of Estee Lauder Automatic Common Exchange Security Trust II. We also consent to the reference to our firm under the caption "Experts."



                                             PricewaterhouseCoopers LLP
                                           ------------------------------
                                           /s/ PricewaterhouseCoopers LLP


New York, New York
February 11, 1999